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                                                                    Exhibit j(2)

Michael Berenson
(202) 739-5450
mberenson@morganlewis.com

April 28, 2004


Homestead Funds, Inc.
4301 Wilson Boulevard
Arlington, Virginia 22203


Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in post-effective amendment no. 26 to the registration statement on Form N-1A (File No. 33-35788) for Homestead Funds, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                                        Very truly yours,

                                        MORGAN, LEWIS & BOCKIUS LLP

                                        By: /s/ Michael Berenson
                                            Michael Berenson